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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                    FORM 8-K


                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):              January 30, 1997
                                                               ----------------


                         COMPREHENSIVE CARE CORPORATION
               (Exact name of registrant as specified in Charter)


     DELAWARE                         0-5751                   95-2594724
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  (State or other                  (Commission               (IRS Employer
  jurisdiction of                  File Number)            Identification No.)
  incorporation)


    1111 BAYSIDE DRIVE, SUITE 100, CORONA DEL MAR, CALIFORNIA       92625
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            (Address of principal executive offices)              (zip code)


                                 (714) 222-2273
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              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS
--------------------

        The Board of Directors of the Company has designated 41,260 shares of Preferred Stock as Series A Non-Voting 4% Cumulative Convertible Preferred Stock, $50 par value (the "Preferred Stock"). On January 17, 1997, the Preferred Stock was issued by the Company in exchange for the Secured Convertible Note of the Company due January 9, 1997 in the principal amount of $2.0 million and bearing interest at the rate of 12 1/2% per annum and $63,000 of interest accrued thereon. The Preferred Stock pays a cumulative quarterly dividend of 4% per annum, when and as declared by the Board of Directors; is preferred to the extent of $50 per share plus accrued dividends; is convertible into shares of Common Stock of the Company at $6 per share, which was the same price at which the principal of the note was exchangeable, and is not entitled to vote.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

(c)     Exhibits.


EXHIBIT NO.     DESCRIPTION
-----------     -----------

   3.3 Certificate of Designation of Preferences and Rights of Series A Non-Voting 4% Cumulative Convertible Preferred Stock

  99.31 Series A Non-Voting 4% Cumulative Convertible Preferred Stock Exchange Agreement

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                COMPREHENSIVE CARE CORPORATION
                                         (Registrant)


                                By: /s/ KERRI RUPPERT
                                   --------------------------------------------
                                   Kerri Ruppert, Senior Vice President and
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


Dated: February 3, 1997